UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2017

Universal American Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35149	27-4683816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 South Broadway, Suite 1200, White Plains, New York	10601
(Address of Principal Executive Offices)	(Zip Code)

(914) 934-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On March 1, 2017, Universal American Corp., a Delaware corporation (the “Company”), gave notice (the “Notice”) to holders of the Company’s Series A Mandatorily Redeemable Preferred Shares (the “Preferred Shares”) of the Company’s intention to redeem (the “Redemption”) all of its outstanding Preferred Shares on the earlier of (i) the business day immediately following the Effective Date (as defined in the Agreement and Plan of Merger, dated as of November 17, 2016, by and among WellCare Health Plans, Inc., a Delaware corporation (“WellCare”), Wind Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of WellCare (“Merger Sub”), and the Company), and (ii) April 29, 2017, the mandatory redemption date for the Preferred Shares. The Notice and the Redemption are in accordance with the terms of the Preferred Shares Certificate of Designation.
A copy of the Notice is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information therein shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933 or Securities Exchange Act of 1934.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
Exhibit Number	Exhibit Description

99.1	Notice of Redemption of Series A Mandatorily Redeemable Preferred Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL AMERICAN CORP.

	By:	/s/ Tony L. Wolk
Name: Tony L. Wolk
Title: EVP, General Counsel and Secretary

Date: March 1, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Notice of Redemption of Series A Mandatorily Redeemable Preferred Shares.